UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On February 8, 2022, our Board of Directors appointed Christopher Oltmann, 56, to the position of Corporate Treasurer.  Mr. Oltmann has served as our Chief Accounting Officer and Director of Investor Relations since September 2019.  In addition to his role as Corporate Treasurer, Mr. Oltmann will continue to serve as our Director of Investor Relations.  Previously, Mr. Oltmann served in various roles at financial services and mortgage companies, including as Executive Vice President Treasury Finance for PennyMac from 2012 to 2019, VP Strategic Planning and Competitive Intelligence at Bank of America, VP Treasury Finance at Union Bank and Senior VP at Countrywide.

Our Board of Directors also appointed Fiona Tam, 51, as our new Chief Accounting Officer.  Ms. Tam has served as our Chief Financial Reporting & Policy Officer since August 2017.  Ms. Tam has extensive experience with accounting, audit and internal controls, previously serving as Director of SOX for PennyMac from 2014 to 2017 and as Senior Audit Manager for KPMG.

Neither Mr. Oltmann nor Ms. Tam have had any related party transactions with us that would require disclosure pursuant to Item 404 of Regulation S-K and neither has any family relationships with any of our directors or executive officers.

Item 9.01  Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date: February 9, 2022	/s/ Roland T. Kelly
Roland T. Kelly
Chief Legal Officer and General Counsel

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